Exhibit 99.1

Designated Filer:	Insight Holdings Group, LLC
Issuer & Ticker Symbol:	Alteryx, Inc. [AYX]
Date of Event Requiring Statement:	August 28, 2018

EXPLANATION OF RESPONSES

(1)  Held directly by Insight Venture Partners Coinvestment Fund III, L.P. (“IVP Coinvestment III”).

(2) Held directly by Insight Venture Partners Coinvestment Fund (Delaware) III, L.P. (“IVP Coinvestment Delaware III”).  IVP Coinvestment III and IVP Coinvestment Delaware III are together referred to as the “Insight Coinvestment III Funds”.

(3) The amount listed as owned by each Insight Coinvestment III Fund may be deemed attributable to Insight Venture Associates Coinvestment III, L.P. (“IVA Coinvestment III”), Insight Venture Associates Coinvestment III, Ltd. (“IVA Coinvestment III Ltd”) and Insight Holdings Group, LLC (“Holdings”) because Holdings is the sole shareholder of IVA Coinvestment LTD, which is the general partner of IVA Coinvestment III, which in turn is the general partner of each of the Insight Coinvestment III Funds.

The foregoing is not an admission by Holdings, IVA Coinvestment III or IVA Coinvestment III Ltd that it is the beneficial owner of any of the shares held by either of the Insight Coinvestment III Funds.

Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Michael Triplett and Jeffrey Lieberman is a member of the board of managers of Holdings and as such shares voting and dispositive power over the shares held by any of the Insight Coinvestment III Funds.  Each of Messrs. Horing, Parekh, Sobiloff, Triplett and Lieberman disclaims beneficial ownership of the shares held by any of the Insight Coinvestment III Funds except to the extent of his pecuniary interest therein.

(4) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $54.62 to $55.61, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (4) through (8) to this Form 4.

(5) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $55.65 to $56.59, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (4) through (8) to this Form 4.

(6) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $56.61 to $56.68, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (4) through (8) to this Form 4.

(7) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $55.55 to $56.54, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (4) through (8) to this Form 4.

(8) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $56.56 to $57.28, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (4) through (8) to this Form 4.